EXHIBIT 99.1

PRESS RELEASE

DGSE Announces Acceptance of its Plan of Compliance by NYSE MKT LLC

DALLAS, June 4, 2012 (BUSINESS WIRE) -- DGSE Companies, Inc. (the “Company”) announced today that, on May 31, 2012, the Company received notice from the staff of NYSE MKT LLC (the “NYSE MKT” or the “Exchange”) advising the Company that the plan of compliance previously submitted to the NYSE MKT had been approved with an extended compliance date of October 31, 2012.

On April 17, 2012, the Company received notice from the NYSE MKT that it was not in compliance with Section 134 and 1101 of the Company Guide as a result of the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Additionally, the Company has not filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012. The Company was afforded an opportunity to submit a plan of compliance to the Exchange, and on May 1, 2012 the Company presented its plan to the Exchange. On May 31, 2012, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the company an extension until October 31, 2012 to regain compliance with the continued listing standards. The Company will be subject to the periodic review by the staff of the Exchange during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange. DGSE management fully expects to execute the plan within the time frame prescribed by the Exchange.

About DGSE Companies, Inc.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Bullion Express, Charleston Gold & Diamond Exchange, Dallas Gold & Silver Exchange, Southern Bullion Coin & Jewelry and Superior Gold & Diamond Exchange operations. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities in Alabama, California, Florida, Georgia, Illinois, North Carolina, South Carolina, Tennessee and Texas, the Company operates internet websites which can be accessed at www.bullionexpress.com, www.dgse.com, www.cgdeinc.com and www.sbcoin.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE website at www.USBullionExchange.com. Wholesale customers can access the full vintage watch inventory through the restricted site at www.FairchildWatches.com.

The Company is headquartered in Dallas, Texas and its common stock trades on the NYSE MKT Exchange under the symbol "DGSE."

This press release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release. DGSE has presented non-GAAP financial measures such as EBITDA. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because they are an integral part of the Company’s internal evaluation of operating performance. In addition, they are measures that DGSE uses to evaluate management’s effectiveness. DGSE’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Investor relations contact: William H. Oyster, 800.527.5307.